Exhibit 10.1

May 1, 2015

Mr. Larry A. Potts

Vice President, Chief Compliance Officer & Director Corporate Security

6650 S. EI Camino Road

Las Vegas, NV 89118

Dear Larry:

With regard to your Employment Agreement dated as of January 1, 2006 (executed August 2, 2006), and as amended by a letter agreement dated October 2, 2008, an amendment to the Employment Agreement dated as of December 30, 2008, a letter agreement dated September 28, 2011, and a letter agreement dated April 30, 2014 (as so amended, the “Agreement”), we are pleased to confirm the following changes to the Agreement:

With regard to Section 2 of the Agreement, the term will be extended from December 31, 2015 to December 31, 2017.  The renewal terms contained in Section 2 remain unchanged.

With regard to Section 3 of the Agreement, your title is revised to be Senior Vice President, Chief Compliance Officer & Director Corporate Security, reporting to the Chief Executive Officer.

If these changes are agreeable, please sign an acknowledgment copy and return to me.

Thank you.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Gary L. Melampy
Gary L. Melampy, VP & Chief HR Officer

Acknowledged this 1st day of May, 2015

/s/ Larry A. Potts
Larry A. Potts